Exhibit 2.1

AMENDMENT NO. 1

TO SECURITIES PURCHASE AGREEMENT AND

COMPANY DISCLOSURE SCHEDULE

This Amendment No. 1, dated October 13, 2023 (this “Amendment”), amends that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of August 23, 2023, by and among Skyline Champion Corporation, an Indiana corporation (“Parent”); Champion Home Builders, Inc., a Delaware corporation and subsidiary of Parent (“CHB”); Champion Retail Housing, Inc., a Delaware corporation and subsidiary of Parent (“CHR” and together with CHB, “Buyers”, and each individually, a “Buyer”); Regional Holdings Corporation, a Mississippi corporation (“Regional”); Regional Underwriters, Inc., a Saint Kitts and Nevis corporation (“Regional Underwriters”); Heath Jenkins, a resident of Mississippi (“Heath Jenkins” and tougher with Regional and Regional Underwriters, “Sellers”, and each individually, “Seller”); Dana Jenkins, a resident of Mississippi (“Dana Jenkins”) solely with respect to the sale of Helicon Insurance, LLC; and Heath Jenkins, as the Sellers’ Representative (the “Sellers’ Representative”).

WHEREAS, the parties hereto desire to amend the Purchase Agreement and the Company Disclosure Schedules (as defined in the Purchase Agreement) as set forth in this Amendment.

NOW, THEREFORE, in consideration of mutual agreements hereinafter specified, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.
Amendments to Purchase Agreement. The Purchase Agreement is hereby amended as follows:

a.
Section 1.1(n) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Company Group” means Regional Enterprises, LLC, Helicon Capital, LLC, Helicon Transport, LLC, Regional Land Company, LLC (including its Subsidiaries Regional Land Company BM, LLC and Regional Land Company LH, LLC), Rogers-Jenkins Properties, LLC, Platinum Homes, LLC, Hamilton Home Builders, LLC (“Hamilton”), Hamilton Property Group, LLC, Winston Housing Group, LLC, Marion Property Group, LLC, Regional Enterprises of AL, LLC, Regional Realty, LLC, Helicon Insurance, LLC, Liberty NMTC, LLC (“Liberty”) and Impact Software, LLC.

b.
Clause (ii) of Section 1.1(hhh) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(ii) the sum of the current liabilities of the Company Group (excluding (A) Selling Expenses (to the extent included in the calculation of the Closing Cash Amount); and (B) Indebtedness (other (y) than any Company Closing

Indebtedness that was not paid in connection with Closing, unless the falure to so pay such Company Closing Indebtedness is related to a breach by Buyer of Section 2.4; and (z) accrued but unpaid interest on the Company Closing Assumed Indebtedness).”

c.
Clause (iv) of Section 1.1(jjjj) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(iv) loan modification fees and expenses incurred at or prior to Closing by the holders of the Company Closing Assumed Indebtedness;”

d.
Section 2.11(p) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

the Transition Services Agreement by and among Helicon Technology, LLC, a Mississippi limited liability company and Buyers, duly executed by Helicon Technology, LLC;

e.
Section 2.11(s) of the Purchase Agreement is hereby deleted in its entirety and the remaining subsections of Section 2.11 are hereby re-numbered accordingly.

f.
The following new Section 6.5 is hereby added to the Purchase Agreement:

6.5. Post-Closing Real Estate Covenants. As soon as reasonably possible after the Closing Date, at the Sellers’ Representative’s sole cost and expense but not to exceed $10,000 in the aggregate, Sellers’ Representative shall use his good faith efforts to obtain and deliver to Buyers an encroachment agreement in connection with the Company-Owned Real Property located at 155 County Road 351, Lynn, Alabama 35575 and the driveway encroachment thereon. Such Agreement shall be executed by the fee title owner of the adjacent tax parcels known as APNs: 1601010000023004 and 1601010000023007 and shall be in form and substance reasonably acceptable to Buyers. The Sellers’ Representative and Buyers agree that such encroachment agreement shall, to the extent acceptable to said fee title owner (1) acknowledge that the driveway encroachment exists and is located thereon with the landowner’s consent, (2) prohibits expansion of the encroachment, and (3) requires termination and removal of the encroachment upon the adjacent party’s cessation of use thereof. This Section 6.5 shall survive the Closing Date until the earlier of (i) completion of the Sellers’ Representative’s obligations or (ii) the day that is one hundred twenty (120) days after the Closing Date.

g.
The following new Section 6.6 is hereby added to the Purchase Agreement:

6.6 Post-Closing. Immediately following the issuance of the Stock Consideration to Regional as set forth in the Funds Flow Memorandum, in accordance with the terms and conditions of this Agreement and the instruction letter executed and delivered contemporaneously with Closing by Parent to Parent’s transfer agent, Computershare Trust Company (the “Transfer Agent”), Regional hereby covenants and agrees to execute and deliver to the Transfer Agent an instruction letter in the form attached hereto as Exhibit G (“Sellers’ Instruction Letter”), pursuant to which Regional shall transfer all of its shares of Parent Common Stock issued to it at the Closing to Escrow Agent. In furtherance of the foregoing, promptly following the Closing Date (but in no event later than five (5) Business Days after the Closing Date), Regional shall deliver a “Z” medallion signature guarantee verifying the authenticity of the signature of Heath Jenkins, in his capacity as an officer of Regional, to the Transfer Agent in accordance with the terms and conditions of the Sellers’ Instruction Letter. This Section 6.6 shall survive the Closing Date until completion of Regional’s obligations hereunder.

h.
A new Exhibit G is hereby added to the Purchase Agreement, as Exhibit G attached hereto.

2.
Amendments to Company Disclosure Schedule. The Company Disclosure Schedule is hereby amended as follows:

a.
Section 3.1 of the Company Disclosure Schedule is hereby deleted in its entirety and Section 3.1 of the Company Disclosure Schedule is amended and restated as set forth on Exhibit A attached hereto.

b.
Section 3.3 of the Company Disclosure Schedule is hereby deleted in its entirety and Section 3.3 of the Company Disclosure Schedule is amended and restated as set forth on Exhibit B attached hereto.

c.
Section 3.15(b) of the Company Disclosure Schedule is hereby deleted in its entirety and Section 3.15(b) of the Company Disclosure Schedule is amended and restated as set forth below:

1. Software License Agreement, dated June 22, 2021, by and between Stealthsync, LLC and Impact Software, LLC.

d.
Item 5 on Section 1.1(k) of the Company Disclosure Schedule is hereby deleted in its entirety from Section 1.1(k) of the Company Disclosure Schedule (including all subsection disclosures related thereto) and added to Section 1.1(l) of the Company Disclosure Schedule as Item No. 16.

e.
Item 14 on Section 1.1(k) of the Company Disclosure Schedule is hereby deleted in its entirety from Section 1.1(k) of the Company Disclosure Schedule (including all subsection disclosures related thereto) and added to Section 1.1(l) of the Company Disclosure Schedule as Item No. 17.

f.
All references to the “Assignment and Assumption of License by and between Impact Software, LLC, Hamilton Home Builders, LLC and Stealthsync, LLC” are hereby deleted from the Company Disclosure Schedule.

3.
Continuation of Purchase Agreement. Except as specifically modified hereby, the terms of the Purchase Agreement are hereby ratified and confirmed and shall remain unaltered and in full force and effect.

4.
Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The parties further agree that facsimile signatures or signatures scanned into .pdf (or similar) format and sent by e-mail shall be deemed original signatures.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Purchase Agreement and Company Disclosure Schedule effective as of the date first set forth above.

PARENT:

SKYLINE CHAMPION CORPORATION

By:

Name: Mark Yost

Title: President and CEO

BUYERS:

CHAMPION RETAIL HOUSING, INC.

By:

Name: Mark Yost

Title: President

CHAMPION HOME BUILDERS, INC.

By:

Name: Mark Yost

Title: President and CEO

SELLERS:

REGIONAL HOLDINGS CORPORATION

By:

Name: Heath Jenkins

Title: Chief Executive Officer

Heath Jenkins

Dana Jenkins

REGIONAL UNDERWRITERS, INC.

By:

Name: Heath Jenkins

Title: Director

SELLERS’ REPRESENTATIVE:

Heath Jenkins

Exhibit A

Section 3.1
Organization and Qualification

Entity	Domestic Jurisdiction and Foreign Qualifications	Managers and Officers
Regional Enterprises, LLC	Domestic Jurisdiction: Mississippi Foreign Qualifications: Florida, Kansas, Louisiana, North Carolina, South Carolina, Tennessee, Texas, Virginia	Heath Jenkins – Manager Neil Godfrey – Operations Manager
Regional Enterprises of AL, LLC	Domestic Jurisdiction: Mississippi Foreign Qualification: Alabama	Heath Jenkins – President
Helicon Capital, LLC f/k/a Genesis Capital, LLC	Domestic Jurisdiction: Mississippi Foreign Qualification: None	Neil Godfrey – Manager Heath Jenkins – Manager
Helicon Transport, LLC	Domestic Jurisdiction: Mississippi Foreign Qualification: None	Heath Jenkins – Manager
Helicon Insurance, LLC	Domestic Jurisdiction: Mississippi Foreign Qualification: None	Heath Jenkins – President
Regional Land Company, LLC	Domestic Jurisdiction: Mississippi Foreign Qualification: None	Heath Jenkins – Manager
Regional Land Company LH, LLC	Domestic Jurisdiction: Mississippi Foreign Qualification: None	Heath Jenkins – Manager
Regional Land Company BM, LLC	Domestic Jurisdiction: Mississippi Foreign Qualification: None	Heath Jenkins – Manager
Rogers-Jenkins Properties, LLC	Domestic Jurisdiction: Mississippi Foreign Qualification: None	Heath Jenkins – President
Platinum Homes, LLC	Domestic Jurisdiction: Alabama Foreign Qualification: None	Heath Jenkins – President

A-1

Entity	Domestic Jurisdiction and Foreign Qualifications	Managers and Officers
Hamilton Home Builders, LLC	Domestic Jurisdiction: Alabama Foreign Qualification: Florida	Heath Jenkins – Chief Executive Officer
Hamilton Property Group, LLC	Domestic Jurisdiction: Alabama Foreign Qualification: None	Heath Jenkins – Chief Executive Officer
Winston Housing Group, LLC	Domestic Jurisdiction: Alabama Foreign Qualification: Florida	Heath Jenkins – Chief Executive Officer
Marion Property Group, LLC	Domestic Jurisdiction: Alabama Foreign Qualification: None	Heath Jenkins – Chief Executive Officer
Regional Realty, LLC	Domestic Jurisdiction: Mississippi Foreign Qualification: Alabama	Neil Godfrey – Manager Heath Jenkins – Manager
Liberty NMTC, LLC	Domestic Jurisdiction: Alabama Foreign Qualification: None	Heath Jenkins – Chief Executive Officer
Impact Software, LLC	Domestic Jurisdiction: Delaware Foreign Qualification: None	Heath Jenkins – Chief Executive Officer

A-2

Exhibit B

Section 3.3
Capitalization

(a)

(i)

Company Group Member	Ownership
Regional Enterprises, LLC	100% owned by Regional Holdings Corporation
Regional Enterprises of AL, LLC	100% owned by Regional Enterprises, LLC
Helicon Capital, LLC	100% owned by Regional Holdings Corporation
Helicon Transport, LLC	100% owned by Regional Holdings Corporation
Helicon Insurance, LLC	100% owned by Dana Jenkins
Regional Land Company, LLC	100% owned by Regional Holdings Corporation
Regional Land Company LH, LLC	100% owned by Regional Land Company, LLC
Regional Land Company BM, LLC	100% owned by Regional Land Company, LLC
Rogers-Jenkins Properties, LLC	100% owned by Regional Holdings Corporation
Platinum Homes, LLC	99% owned by Regional Holdings Corporation 1% owned by Heath Jenkins
Hamilton Home Builders, LLC	99% owned by Regional Holdings Corporation 1% owned by Heath Jenkins
Hamilton Property Group, LLC	99% owned by Regional Holdings Corporation 1% owned by Heath Jenkins
Winston Housing Group, LLC	99% owned by Regional Holdings Corporation 1% owned by Heath Jenkins
Marion Property Group, LLC	99% owned by Regional Holdings Corporation 1% owned by Heath Jenkins
Regional Realty, LLC	100% owned by Regional Holdings Corporation
Liberty NMTC, LLC	94% owned by Regional Holdings Corporation 5% owned by Regional Underwriters Inc. 1% owned by Heath Jenkins
Impact Software, LLC	99% owned by Regional Holdings Corporation 1% owned by Heath Jenkins

(ii)

1.
Claims on certain members of the Company Group’s Securities related to the Mikels and Hood Claim (as defined in Section 3.10(a) of these Schedules).

(c)

(i)

None.

(ii)

1.
Investment Fund Put and Call Agreement, dated September 4, 2019, by and between Wells Fargo Community Investment Holdings, LLC and Liberty NMTC, LLC.

(iii)

1.
Amended and Restated Operating Agreement of Regional Enterprises, LLC, dated January 1, 2017.
2.
Limited Liability Company Agreement of Regional Enterprises of AL, LLC, dated January 27, 2023.
3.
Operating Agreement of Helicon Capital, LLC (f/k/a Genesis Capital), dated September 20, 2017.
4.
Operating Agreement of Helicon Transport, LLC, dated July 31, 2020.
5.
Limited Liability Company Agreement of Helicon Insurance, LLC, dated May 4, 2020.
6.
Operating Agreement of Regional Land Company, LLC, dated April 17, 2017.
7.
Operating Agreement of Regional Land Company BM, LLC, dated January 11, 2021.
8.
Operating Agreement of Regional Land Company LH, LLC, dated January 11, 2021.
9.
Amended and Restated Limited Liability Company Operating Agreement of Rogers-Jenkins Properties, LLC, dated August 21, 2023.
10.
Amended and Restated Limited Liability Company Agreement of Platinum Homes, LLC, dated January 27, 2023.
11.
Second Amended and Restated Limited Liability Company Agreement of Hamilton Home Builders, LLC, dated January 27, 2023
12.
Second Amended and Restated Limited Liability Company Agreement of Hamilton Property Group, LLC, dated January 27, 2023
13.
Operating Agreement of Regional Realty, LLC, dated August 1, 2022.
14.
Amended and Restated Limited Liability Company Agreement of Winston Housing Group, LLC, dated January 27, 2023.
15.
Amended and Restated Limited Liability Company Agreement of Marion Property Group, LLC, dated January 27, 2023.
16.
Amended and Restated Limited Liability Company Agreement of Liberty NMTC, LLC, dated January 27, 2023, as amended by Amendment No. 1, dated January 27, 2023.
17.
Amended and Restated Limited Liability Company Agreement of Impact Software, LLC, dated January 27, 2023.

(iv)

None.

(d)

None.

Exhibit G

Form of Sellers’ Instruction Letter

G-1